UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC 20549

                            FORM 8-K
                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
JANUARY 22, 2001









                         BEPARIKO BIOCOM
     (Exact name of registrant as specified in its charter)







Nevada                000-27339                   88-0343832
(State of             (Commission           (I.R.S. Employer
organization)         File Number)       Identification No.)

8764 Carlitas Joy Court, Las Vegas, NV 89117
(Address of principal executive offices)

Registrant's telephone number, including area code (702) 228-4688

Registrant's Attorney: Daniel G. Chapman, Esq., 2080 E. Flamingo
Rd., Suite 112, Las Vegas, (702) 650-5660

ITEM 5.   OTHER EVENTS

The Company has sold out the shares which were being offered on its Form SB-2, declared effective on December 22, 1999.

ITEM 6.   RESIGNATIONS OF REGISTRANT'S DIRECTORS

On  January  22,  2001,  the  Company appointed  Mr.  Stephen  T.
Harrington to the Board of Directors, effective immediately.

On January 22, 2001, the Company accepted the resignations of Messrs. Lewis M. Eslick and Paul J.C. Eslick as well as Ms. Patsy Harting, as members of the board and as officers of the Company, effective immediately. The remaining member did not immediately fill the vacancies created by these resignations.

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                           Bepariko BioCom



                           By:/s/ Stephen T. Harrington
                              Stephen T. Harrington, CEO



                           Date: February 2, 2001